UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2012

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon		97204
(Address of principal executive offices)		(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders, held on May 7, 2012, the following matters were submitted to a vote: the election of three directors to serve for three-year terms expiring in 2015, the proposal to ratify the appointment of Deloitte & Touche LLP, as Independent Registered Public Accounting Firm for the current year, the proposal to approve additional shares for the 1999 employee share purchase plan, the proposal to re-approve the short term incentive plan and the advisory proposal to approve executive compensation. The final results of the voting on these matters were as follows:

	Term Expiration	Votes For	Votes Against	Abstained	Broker Non-Votes
1. Election of Directors
Virginia L. Anderson	2015	31,150,145	229,111	23,300	2,855,993
Stanley R. Fallis	2015	31,244,665	130,612	27,279	2,855,993
Eric E. Parsons	2015	31,210,989	169,199	22,368	2,855,993

		Votes For	Votes Against	Abstained	Broker Non-Votes
2. Proposal to Ratify Appointment of Independent
Registered Public Accounting Firm		33,999,390	237,385	21,774	—

		Votes For	Votes Against	Abstained	Broker Non-Votes
3. Proposal to Approve an Amendment to the 1999
Employee Share Purchase Plan		30,405,730	177,768	819,058	2,855,993

		Votes For	Votes Against	Abstained	Broker Non-Votes
4. Proposal to Re-Approve the Short Term
Incentive Plan		30,183,551	381,678	837,327	2,855,993

		Votes For	Votes Against	Abstained	Broker Non-Votes
5. Advisory Proposal to Approve
Executive Compensation		30,222,184	343,353	837,019	2,855,993

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: May 9, 2012

/s/ Robert M. Erickson
Robert M. Erickson
Vice President and Controller